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                                                                  EXHIBIT 10.25

                                   Exhibit B

                           SECURITYHOLDERS AGREEMENT

         This Securityholders Agreement (this "Agreement") is made as of the 30th day of September, 1999, by and among VSI Enterprises, Inc., a Delaware corporation ("VSI"), Paul D'Haeyer ("D'Haeyer"), and Walter De Rop ("De Rop") All of them are each, a "Securityholder", and collectively, "Securityholders" of Videoconferencing Systems, n.v., a limited liability company organized under the laws of Belgium (the "Company"), which is also a party to this Agreement. Future new securityholders can be invited to become part of this Securityholders Agreement by unanimous approval of all then current participants in this Securityholders Agreement.

         For good and valuable consideration, the receipt and sufficient of which are hereby acknowledged and agreed, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS. In addition to other terms defined in this Agreement, the following terms shall have the following meanings:

         "Common Stock" means the common stock of the Company.

         "Securities" means any securities of the Company including, without limitation, Securities of Common Stock of the Company.

         "Securityholder" means the person or entity being part of this Securityholders Agreement.

         "Offer Notice" shall mean a written notice sent not more than 60 nor less than 20 days prior to the proposed date of a Sale that sets forth: (i) the name and address of the Proposed Purchaser; (ii) the proposed amount and forms of all consideration of forbearances to be paid or received by the Securityholders per Share, (iii) the terms and conditions or payment offered by the Proposed Purchaser; and (iv) the proposed closing date of the Sale.

         "Proposed Purchaser" means the person or entity making the offer of Sale.

         "Sale" means the sale, in one or a series of related transactions, of more than 50% of the outstanding Securities owned by the Securityholders.

SECTION 2.        TAG-ALONG RIGHTS.

         (A) If any combination of the Securityholders receives an offer of Sale, the other Securityholders shall have the right to require the Proposed Purchaser to purchase all or any portion of their Securities at the same price per Share and upon the same terms and conditions as the selling
Securityholder(s) receive in the Sale (the "Tag-Along Right").

         (B) Upon receiving an offer of Sale, the selling Securityholder(s) shall provide the other Securityholder(s) with the Offer Notice.


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                                   Exhibit B

         (C) The other Securityholder(s) may exercise the Tag-Along Right by delivering a written notice (the "Tag-Along Notice") to the selling Securityholder(s) and the Proposed Purchaser, within ten days following its receipt of the Offer Notice, which Tag-Along Notice shall state the number of Securities that they will include in the Sale.

         (D) If no Tag-Along Notice is received during the ten day period set forth in Section 2(c) above, the selling Securityholder(s) may complete the Sale on terms no less favorable to them than those contained in the Offer Notice.

         (E) If the Tag-Along Notice is received during the ten day period set forth in Section 2(c) above, the selling Securityholder(s) may not complete the Sale without including in such Sale the Securities which were tendered for purchase pursuant to such Tag-Along Notice; provided, however, that in order to participate in such Sale, the other Securityholder(s) must deliver to the Proposed Purchaser by the closing date a certificate representing the Securities so tendered, together with a stock power executed in blank, together with any other document or instrument reasonably requested by the Proposed Purchaser (it being agreed and understood that VSI will not make any representations or warranties or give any indemnification regarding the Company, but will represent and warrant as to its ownership of the Securities so tendered).

SECTION 3. RIGHT OF FIRST REFUSAL. In the event any Securityholder receives a bona fide offer to purchase any Common Stock held by such Securityholder, and which offer such Securityholder desires to accept, then such Securityholder shall give written notice thereof to the other Securityholders, which written notice shall state the number of shares to be acquired and the price per Share to be paid, and the other Securityholders will have thirty (30) days after receipt of such written notice to purchase the Shares which are the subject of such offer for the purchase price so offered (in cash). In order to exercise this purchase option, the other Securityholders shall deliver to the selling Securityholder written notice of their election to purchase, together with the purchase price. In the event the other Securityholder(s) elect(s) not to exercise such purchase option within the above thirty (30) day period, then such Securityholder shall have sixty (60) days following such thirty (30) day period to consummate such sale, but in no event may the terms be more favorable then those described in the written notice delivered by such Securityholder.

         Nothing contained herein shall restrict or prohibit a Securityholder from transferring, by gift, by will or by laws of descent and devise, shares of Common Stock to a member of his immediate family or to a trust or other entity for estate planning purposes; provided (i) that such transferee becomes a party to this Agreement and (ii) that the transferring Securityholder and the transferee(s) collectively, shall only have the right to nominate one member of the Board as provided in Section 4.

         In the event Common Stock is sold in a transaction subject to the first paragraph of this Section 3 to a person not a party to this Agreement, such transferee shall not be required to, and shall have no right to, become a party to this Agreement and to be subject to all the rights and restrictions contained herein.


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                                   Exhibit B

SECTION 4. BOARD SEAT. Each Securityholder shall have the right to nominate one member of the board of directors of the Company (the "Board"). All Securityholders will take all such action which may be necessary or advisable (including, without limitation, the voting of securities of the Company) in order to cause the nominees to be elected as a members of the Board. Thereafter, at any meeting of the Securityholders of the Company to elect directors, the Securityholders shall have the right to designate one person for the election as a director of the Company, the Board shall cause such designee to be nominated, and the Securityholders shall take all such action which may be necessary or advisable (including, without limitation, the voting of securities of the Company) in order to cause such nominee to be elected as a member of the Board.

SECTION 5.        TERMINATION.

         (A) This Agreement shall terminate automatically upon the dissolution of the Company or upon the occurrence of any event which reduces the number of Securityholders to one.

         (B) This Agreement shall terminate upon the written consent of all Securityholders owning each at least 5% of the Common Stock of the Company, calculated on an as-converted basis.

SECTION 6. ISSUANCE OF SECURITIES TO AFFILIATES. In addition to the provisions set forth in the Company's by-laws regarding the issuance of Securities, the Company shall not issue Securities to any officer, director or holder of five percent (5%) or more of the voting capital stock of the Company (on a fully diluted basis) unless such issuance is approved in writing by the unanimous consent of all of the directors of the Company. Notwithstanding the foregoing, the Company may issue Securities to a holder of five percent (5%) or more of the voting capital stock of the company (on a fully diluted basis) provided such holder is not a party to this agreement and provided such Securities are issued for not less than their fair market value as determined by a majority vote of the disinterested members of the Board.

SECTION 7. STOCK LEGEND. The Company and the Securityholders agree that all certificates or agreements representing Securities (or options or other instruments to purchase Securities) that at any time are subject to the provisions of this Agreement will have endorsed upon them in capitalized type a legend in substantially the following form:

         THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A SECURITYHOLDERS AGREEMENT, DATED AS OF SEPTEMBER 30, 1999 (THE "AGREEMENT"), AS MAY BE AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN OF ITS SECURITYHOLDERS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE AGREEMENT CONTAINS CERTAIN RESTRICTIONS ON SUCH SECURITIES, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, OR


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                                   Exhibit B

         OTHERWISE DISPOSED OF EXCEPT IN STRICT ACCORDANCE WITH THE TERMS OF THE AGREEMENT. A COPY OF THE AGREEMENT WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON RECEIPT BY THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE OF A WRITTEN REQUEST FROM THE HOLDER REQUESTING SUCH A COPY.

         Each holder of Securities (or options or other instruments to purchase Securities) subject to the provisions of this Agreement issued prior to the date hereof agrees to deliver all certificates and agreements representing Securities to the Company for the purpose of endorsing said legend thereon. The Company agrees to maintain a counterpart of this Agreement in its principal and/or registered office.

         Upon a transfer of Securities to a person not a party to this Agreement, the Company shall issue a certificate to such person without the legend set forth above.

SECTION 8.        MISCELLANEOUS.

         (A) Further Assurances. Each party to this Agreement agrees to perform all further acts and to execute and deliver all further documents that may be reasonably necessary to carry out the provisions of this Agreement.

         (B) Severability. In the event that any of the provisions of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions will not be affected, and in lieu of such unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms as may be valid and enforceable.

         (C) Terms; Captions. Whenever used in this Agreement, the singular number will include the plural, and the plural number will include the singular, and pronouns in the masculine, feminine, or neuter gender will include each other gender. The captions of this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         (D) Applicable Law. This Agreement has been executed in and will be governed by the laws of the Belgium, without regard to the choice of law provisions thereof.

         (E) Binding Effect. Subject to the restrictions against transfer or assignment and other provisions of this Agreement, the provisions of this Agreement will benefit and will be binding on the assigns, successors in interest, personal representatives, estates, heirs and legatees of each of the parties hereto.

         (F) Amendment; Waiver. This Agreement may only be amended, or provision waived, by the written consent of all Securityholders owning each at least 5% of the Common Stock of the Company, calculated on an as-converted basis.


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                                   Exhibit B

         (G) Entire Agreement. This Agreement contains the entire understanding among the parties hereto concerning the subject matter hereof.

         (H) Notices. All notices required or permitted to be given hereunder will be deemed to be duly given (a) on the date of delivery if delivered in person, (b) one (1) day after sent by overnight delivery or by telecopy, where receipt of delivery or confirmation of telecopy is received, or (c) seven (7) days after the date of mailing if mailed by registered or certified mail, first class postage prepaid, return receipt requested, to the Securityholder(s), as appropriate, at the respective addresses indicated on the signature pages to this Agreement. The addresses of the Securityholders, or any of them, may be changed only by giving written notice of such change or address to all of the other parties hereto in the manner provided above.

         (I) Performance. If any party to this Agreement fails to perform, observe or discharge any of its respective obligations under this Agreement, any other party hereto shall be entitled to temporary and permanent injunctive relieve in such case without the necessity of proving actual damages, and such remedy shall be in addition to other relief as may be provided by law. If any legal action is required to enforce the terms of this Agreement, the prevailing party shall be entitled to the reasonable costs of enforcement, including attorneys' fees.

         (J) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first indicated above.

VSI ENTERPRISES, INC.



By: /s/ Karen T. Franklin
   --------------------------------
   Karen T. Franklin, CFO


Address: 5801 Goshen Springs Road
         Norcross, Georgia 30071
         U.S.A.

/s/ Paul D'Haeyer                           /s/ Walter De Rop
--------------------------------            -----------------------------------
PAUL D'HAEYER                               WALTER DE ROP


Address: H. Van Brederodestraat 18          Address: Opstal 62/3
         9000 Gent                                   2650 Edegem
         Belgium                                     Belgium


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                                   Exhibit B

VIDEOCONFERENCING SYSTEMS, N.V.


By:
   ----------------------------------
Name:
     --------------------------------


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